Exhibit 99.2

Stran & Company, Inc. Announces Closing of $20.7 Million

Initial Public Offering and Full Exercise of Underwriter’s

Over-Allotment Option

Quincy, MA / November 12, 2021 / Stran & Company, Inc. ("Stran" or the "Company") (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the closing of its initial public offering of 4,987,951 units, which included the full exercise of the underwriter’s over-allotment option, at a public offering price of $4.15 per unit, for aggregate gross proceeds of approximately $20.7 million, prior to deducting underwriting discounts, commissions, and other offering expenses. Each unit consists of one share of common stock (the “Common Stock”) and a warrant (the “Warrants”) to purchase one share of Common Stock. Each Warrant permits the holder to purchase one share of common stock at an exercise price of $5.1875 and expires after five years after the date of issuance.

The Company’s Common Stock and Warrants began trading on the Nasdaq Capital Market November 9, 2021 under the symbols “STRN” and “STRNW”, respectively.

EF Hutton, division of Benchmark Investments, LLC, acted as lead book-running manager for the offering. US Tiger Securities, Inc. acted as joint book-running manager.

A registration statement on Form S-1, as amended (File No. 333-260109), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on November 8, 2021, and a registration statement on Form S-1MEF (File No. 333-260880), was filed with the SEC on the same date and became effective upon filing. A final prospectus relating to the offering was filed with the SEC on November 10, 2021 and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stran

Over the past 25 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf
pr@stran.com